UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 11, 2024
__________________________________________
Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)
__________________________________________

Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor Building 3,	Finnabair Business and Technology Park A91 XR61
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500 not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ	Global Select Market

Item 7.01 Regulation FD Disclosure

On or around the closing of the offering (the “Offering”) of senior notes due 2032 referred to below, Cimpress plc (the “Company”) intends to enter into an amendment to the credit agreement governing its Senior Secured Credit Facilities (the “Credit Agreement Amendment”). The Credit Agreement Amendment will, among other things, extend the maturity of the revolving credit facility from May 2026 to September 2029 (subject to a springing maturity to the date that is 91 days prior to the maturity date of the term loan facility if the term loan facility has not been extended, repaid or refinanced on or prior to such date) and amend the interest rate applicable to any loans under the revolving credit facility. The Company does not expect the Credit Agreement Amendment to materially change its covenants or commitment amounts. Although the Company is in negotiations regarding the Credit Agreement Amendment there can be no assurance that the Company will enter into an amendment to the credit agreement governing its Senior Secured Credit Facilities as described herein or at all. The closing of the Credit Agreement Amendment is not contingent upon the consummation of the Offering and the consummation of the Offering is not contingent upon the closing of the Credit Agreement Amendment.

The information in this Item 7.01 is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor is it incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Private offering of senior notes

On September 11, 2024, the Company issued a press release announcing the launch of the Offering of senior notes due 2032 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1.

Redemption of 7.0% Senior Notes due 2026

The Company also issued on the date hereof a notice of redemption of all of its outstanding 7.0% Senior Notes due 2026 (the “2026 Notes”), which is subject to completion of the senior notes offering in an aggregate principal amount equal to or greater than $500.0 million.

The information contained in this Item 8.01 is for informational purposes only and shall not constitute a notice of redemption for the 2026 Notes or an offer to sell or the solicitation of an offer to buy the 2026 Notes or the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the Offering, the Credit Agreement Amendment and the intended use of proceeds of the Offering. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Current Report on Form 8-K, including market conditions and the risks and uncertainties referenced from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press release dated September 11, 2024 entitled “Cimpress Announces Offering of $525 Million of Senior Notes Due 2032”
104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2024	Cimpress plc

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer